Exhibit 10-K












                     JERSEY CENTRAL POWER AND LIGHT COMPANY



                      SUPPLEMENTAL AND EXCESS BENEFITS PLAN






                      As Amended, Effective January 1, 1995
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                                TABLE OF CONTENTS

                                                                       Page

 Foreword                                                                1

 Section  1 - Definitions                                                2

 Section  2 - Application and Basis of the Plan                          4

 Section  3 - Payment of Benefits                                        5

 Section  4 - Administration                                             8

 Section  5 - Amendment and Termination                                  9










































                                        i
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                     JERSEY CENTRAL POWER AND LIGHT COMPANY

                      SUPPLEMENTAL AND EXCESS BENEFITS PLAN

                     (As amended effective January 1, 1995)


                                    Foreword

 Effective as of January l, 1988, Jersey Central Power & Light Company (referred to in this document as the "Company") established a supplemental pension plan for the benefit of certain of its employees. This Jersey Central Power & Light Company Supplemental and Excess Benefits Plan (the "Plan") is a continuation of that plan as adopted effective January 1, 1988.

 The Plan, as set forth herein, is applicable to all employees of the Company who meet the requirements described in this Plan and who are actively employed by the Company after January 1, 1995. The benefits of any employee who ceased employment with the Company, by retirement, death, or otherwise, prior to January 1, 1995 are determined in accordance with the terms of the applicable predecessor to this Plan as in effect at the time of such cessation of employment, except that the provisions of section 1.10 are retroactive and apply to any employee who ceased employment on or after January 1, 1989.

 It is intended that the "excess benefits" provided under the Plan be an "excess benefits plan" as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, and that the "supplemental benefits" provided under the Plan be a deferred compensation plan for "a select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974.

 One purpose of the Plan is to provide participants of the Jersey Central Power & Light Company Employee Pension Plan ("Pension Plan") and the Jersey Central Power & Light Company Plan For Retirement Annuities ("PRA") and their surviving spouses with the amount of company-provided benefits that would have been provided to them under the Pension Plan or the PRA but for the limitation on benefits imposed under Section 415 of the Internal Revenue Code.

 The second purpose of the Plan is to provide elected officers and certain other highly compensated employees of the Company and their surviving spouses with the amount of company-provided benefits that would have been provided to them under the Pension Plan but for the following:

 (a)  the limitation on Earnings for purposes of the Pension Plan imposed by
      Section 401(a)(17) of such Code, and

 (b) the exclusion, from Earnings under the Pension Plan, of any compensation deferred under the Deferred Compensation Plan.

 Except to the extent otherwise indicated or inappropriate, the Pension Plan is incorporated by reference.

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                                    SECTION 1

                                   Definitions


 1.1 Except to the extent otherwise indicated, the definitions contained in Section l of the Pension Plan are applicable under the Plan.

 1.2 Board of Directors: The term Board of Directors shall mean the Board of Directors of the Company.

 1.3 Company: The word Company shall have the meaning indicated in the Foreword.

 1.4 Deferred Compensation Plan: The term Deferred Compensation Plan shall mean the GPU System Companies Deferred Compensation Plan, as adopted by the Company.

 1.5 Earnings: The term Earnings shall mean an Employee's "Earnings" as defined in Section 1.10 of the Pension Plan.

 1.6 Excess Benefit: The term Excess Benefit shall mean the excess, if any, of (i) each pension benefit which would be payable to an Employee or to the Employee's surviving spouse under the Pension Plan if the limitations on benefits imposed by Section 18.1 of the Pension Plan were not applicable over (ii) each pension benefit payable under the Pension Plan.

 1.7 Incentive Compensation Plan: The term Incentive Compensation Plan shall mean the Company's Employee Incentive Compensation Plan or its Incentive Compensation Plan for Elected Officers.

 1.8 Pension Plan: The term Pension Plan shall have the meaning indicated in the Foreword.

 1.9   Plan:  The term Plan shall have the meaning indicated in the Foreword.

 1.10 Supplemental Benefit: The term Supplemental Benefit shall mean the excess, if any, of (i) each pension benefit that would be payable to an Employee or to an Employee's surviving spouse under the Pension Plan if all amounts of base compensation or Incentive Compensation Plan awards deferred under the Deferred Compensation Plan were included in Earnings (and if the limitations on benefits imposed by Section 18.1 of the Pension Plan and on Earnings imposed by Section 401(a)(17) of the Internal Revenue Code were not applicable) over (ii) the sum of (a) each pension benefit payable under the Pension Plan and (b) any Excess Benefit payable under this Plan.

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 For purposes of clause (i) of this Section 1.10, any amount of base compensation deferred under the Deferred Compensation Plan shall be treated as Earnings for the period in which such amount would have been paid to the Employee in cash if the Employee had not elected to defer such amount, and the amount of any award made to an Employee under the Incentive Compensation Plan and deferred under the Deferred Compensation Plan shall be treated as Earnings for the period corresponding to the Performance Period for which such award is made to the Employee. No amount of base compensation so deferred, and no amount awarded under the Incentive Compensation Plan, shall be treated as Earnings for any period other than the period determined under the preceding sentence.

 For purposes of clause (i) of this Section 1.10, the amount of any additional years of Creditable Service determined in accordance with Section 5.9 of the Pension Plan will be recalculated by replacing the Employee's annual base salary rate of Earnings as of April 1, 1989 by (a) for purposes of calculating projected Basic Pensions, the product of (i) such rate before any reductions on account of the Deferred Compensation Plan times (ii) 1.0 plus the target award percentage as described under the Incentive Compensation Plan and (b) for purposes of calculating the accumulation of contributions of 2.25% or 2.10% of compensation, such rate before any reductions on account of the Deferred Compensation Plan.

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                                    SECTION 2

                        Application and Basis of the Plan


 2.1 The Plan shall be applicable (i) in the case of the Excess Benefit, to each Employee described in Section 2.1 of the Pension Plan and (ii) in the case of the Supplemental Benefit, to each Employee described in clause (i) who is an elected officer of the Company and to each other Employee described in clause (i) who for any calendar year has Earnings (plus any Incentive Compensation Plan awards deferred) in excess of the amount of compensation for such year that can be taken into account for purposes of the Pension Plan pursuant to Section 401(a)(17) of the Code.

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                                    SECTION 3

                               Payment of Benefits


 3.1 The Company shall pay to each Employee to whom this Plan is applicable, or to the surviving spouse of any such Employee, the Excess Benefit and/or the Supplemental Benefit determined for such Employee or surviving spouse under Sections 1.6 and 1.10 hereof.

 3.2   (a)   The Excess Benefit and/or Supplemental Benefit payable hereunder to an Employee or the Employee's surviving spouse shall commence to be paid:

             (i) on the first of the month following the Employee's retirement, if the Employee retires in accordance with
                   Section 3.1, 3.2, 3.3 or 3.4 of the Pension Plan,

             (ii) on Normal Retirement Date, if the Employee becomes entitled to benefits in accordance with Section 3.5 of the Pension Plan, or

             (iii) in the case of a Benefit which becomes payable hereunder to an Employee's surviving spouse on account of the Employee's death before the Employee has received any Benefit payment hereunder, on the earliest date as of which payment of such spouse's Basic Pension under the applicable provisions of
                   Section 9 of the Pension Plan could commence, without regard to any election by such spouse to defer the commencement of payment of such Basic Pension.

       (b) The Excess and/or Supplemental Benefit payable hereunder to the Employee shall be paid in the form of a single life annuity, unless the Employee is married on the date on which payment of such Benefit is to commence under Section 3.2(a) above, in which event it shall be paid in accordance with Option 2, as described in Section 10.1 of the Pension Plan, with the Employee's spouse as the beneficiary thereunder.

       (c) Notwithstanding the preceding provisions of this Section 3.2, an Employee may elect (i) to delay commencement of his or her Excess and Supplemental Benefits to a specified date after the date applicable under Section 3.2(a) but not later than the Employee's Normal Retirement Date, or (ii) in the case of any Employee who becomes entitled to benefits in accordance with Section 3.5 of the Pension Plan, to accelerate commencement of his or her Excess and Supplemental Benefits to a specified date before the date applicable under Section 3.2(a) but not earlier than the first day of the month immediately following his or her 55th birthday, and/or (iii) to be paid his or her Excess and Supplemental Benefits in any form permitted (without regard to any requirements for spousal consent) under the Pension Plan other than the form applicable under Section 3.2(b).

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             Any such election shall be made in writing, on a form furnished to the Employee for such purpose by the Administrative Committee.
             The form shall be signed by the Employee and delivered to the Administrative Committee. An election under this Section 3.2(c) shall not be effective unless received by the Administrative Committee at least twenty-four months prior to the Employee's retirement or other termination of employment.

       (d) If payment of Excess and/or Supplemental Benefits commences earlier or later than payment of Pension Plan benefits, the amount of the Excess and/or Supplemental Benefits to be paid hereunder shall be determined as though payment of Pension Plan benefits commenced on the same date as payment of such Benefits commences, except that no increase in the dollar limitation of section 415(b)(1)(A) of the Code occurring after payment of Pension Plan benefits commences shall be taken into account.

       (e) If Excess and/or Supplemental Benefits commence to be paid on or after the date Pension Plan benefits commence to be paid, the amount of Excess and/or Supplemental Benefits to be paid hereunder shall be determined in accordance with the following additional rules:

             (i) determine the Employee's Excess and/or Supplemental Benefits as though such Benefits were payable in the same form, and with the same beneficiary, if any, as Pension Plan benefits, and disregarding any change in marital status occurring subsequent to the date on which payment of Pension Plan benefits commence,

             (ii) if the Employee's Pension Plan benefits are payable in accordance with Option 1 or 2, as described in Section 10.1 of the Pension Plan, divide the amount determined in (i) by the complement of the reduction percentage applied to Pension Plan benefits in accordance with such Section 10.1, to convert such amount into a benefit payable in the form of a single life annuity, and

             (iii) if payment of the Employee's Excess and/or Supplemental
                   Benefits is to be made in a form other than as a single life annuity, reduce the amount determined in (ii) by the reduction percentage that would be applicable under Section
                   10.1 of the Pension Plan to an annuity payable thereunder to the Employee in the same form as the form in which payment of the Employee's Excess and/or Supplemental Benefits is to be made hereunder and with the same beneficiary.

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             If Excess and/or Supplemental Benefits commence to be paid before
             Pension Plan benefits commence to be paid, the amount of such Benefits to be paid hereunder shall be determined as though Pension Plan benefits were being paid at the same time and in the same form as Excess and/or Supplemental Benefits, until such time as Pension Plan benefits commence to be paid, at which time the amount of Excess and/or Supplemental Benefits thereafter to be paid hereunder shall be adjusted, in a manner consistent with the foregoing paragraph, to the extent necessary to reflect any difference in the form of payment for the Employee's Pension Plan benefits and the form of payment for his or her Excess and/or Supplemental Benefits.

       (f) In determining the amount of the Excess and/or Supplemental Benefit payable hereunder to an Employee or the Employee's surviving spouse, there shall be taken into account any increase in the amount of the pension benefit that is payable, pursuant to
             Section 6 or Section 9 of the Pension Plan, to the Employee or his or her surviving spouse for the first 12 months during which such pension benefit is payable.

       (g) If, pursuant to Section 3.2(b) or (c) above, an Employee's Excess and/or Supplemental Benefit is otherwise required to be paid in the same form as Option 1 or Option 2 as described in Section 10.1 of the Pension Plan, and if the person designated by the Employee as his or her beneficiary for purposes of such payment form should die at any time prior to the fifth anniversary of the date on which the Employee's Benefits hereunder commence to be paid (the Employee's Benefit Starting Date), the Benefit amounts payable to the Employee hereunder after the date of such beneficiary's death shall be equal to the Benefit amounts that would have been payable to the Employee hereunder after such date if such Benefit amounts had been payable to the Employee, from his or her Benefit Starting Date, in the form of a single life annuity.

 3.3 Each Employee entitled to benefits under the Plan shall have the status of a mere unsecured creditor of the Company. The Plan shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

 3.4 An Employee's rights to benefit payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Employee or his or her spouse or other beneficiary.

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                                    SECTION 4

                                 Administration


 4.1 The Plan shall be administered by an Administrative Committee. The Administrative Committee shall consist of such persons as the Company from time to time may appoint to serve thereon. Action to appoint or remove members of the Committee may be taken by the Company either by resolution duly adopted by its Board of Directors, or by an instrument in writing executed by an officer of the Company to whom authority to appoint or remove members of the Committee has been delegated pursuant to a resolution duly adopted by the Company's Board of Directors.

 4.2 The Administrative Committee shall have the power to interpret the Plan, to decide all questions that may arise as to the construction or application of any of its provisions, and make all determinations as to the rights of Employees or other persons to benefits under the Plan.
       Any determination made by the Administrative Committee prior to a "Change in Control", as defined in Section 7(c) of the 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries, as to the interpretation, construction or application of the Plan, or as to the rights of any Employee or other persons to benefits under the Plan, shall be conclusive and binding on all parties. Any such determination made by the Administrative Committee after the occurrence of a Change in Control that denies, in whole or in part, any claim made by any individual for benefits hereunder shall be subject to judicial review, under a "de novo", rather than a deferential, standard.

 4.3 Each member of the Administrative Committee shall be indemnified and held harmless by the Company for any liability or loss (including legal fees or other expenses of litigation) arising out of or in connection with his or her services to the Plan in such capacity, to the extent that such liability or loss (a) is not insured against under any applicable policy of insurance (whether or not maintained by the Company) and (b) is not determined to be due to the gross negligence or willful misconduct of such member or other person.

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                                    SECTION 5

                            Amendment and Termination


 5.1 Subject to Section 5.3, the Company may amend the Plan at any time. Any such amendment may be made with retroactive effect to the extent not prohibited by law.

       Action to amend the Plan may be taken by the Company either by resolution duly adopted by the Company's Board of Directors, or by an instrument in writing executed by an officer of the Company to whom authority to adopt or approve amendments to the Plan has been delegated pursuant to a resolution duly adopted by the Company's Board of Directors.

 5.2 Subject to the provisions of Section 5.3, the Plan may be terminated at any time by the Board of Directors.

 5.3 Notwithstanding the provisions of Sections 5.1 and 5.2, (a) no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder, and (b) after a "Change in Control", as defined in Section 7(c) of the 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries, no amendment may be made to
       Section 4.2 of this Plan without the written consent of two-thirds in number of the Employees with respect to whom any benefits have accrued thereunder.

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